Exhibit 99.1

NEWS
RELEASE

The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
http://www.progressive.com
Company Contact:
Patrick Brennan
(440) 395-2370

PROGRESSIVE ANNOUNCES PUBLIC OFFERING OF $1 BILLION JUNIOR SUBORDINATED DEBENTURES
     MAYFIELD VILLAGE, OHIO — June 18, 2007 — The Progressive Corporation today announced the public offering of $1 billion aggregate principal amount of its 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067. The debentures were priced at 99.729% of par. Goldman, Sachs & Co. is the sole structuring coordinator for the offering and is a joint book-running manager with JPMorgan. Merrill Lynch & Co. is co-manager.
     The Progressive Corporation is a Cleveland-based insurance holding company. Its insurance subsidiaries offer private passenger automobile, commercial auto and specialty property-casualty insurance and related services throughout the United States. Progressive’s Common Shares (symbol PGR) are listed on the New York Stock Exchange.
     In connection with the debentures, Progressive has filed a registration statement, prospectus and prospectus supplement, and one or more free writing prospectuses, with the Securities and Exchange Commission (SEC). In addition, Progressive expects to file the form of debenture, related offering documents and certain additional information with the SEC in the near future. Requests for copies of the offering materials should be submitted to Jeffrey W. Basch, Chief Accounting Officer, The Progressive Corporation, 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, or by telephone at (440) 446-2851 or toll-free at (877) 820-4002.